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                                                                   EXHIBIT 10.02

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BANK OF AMERICA                                            Demand Loan Agreement
231 South LaSalle Street
Chicago, Illinois 60697
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February 24, 2003

Heidrick & Struggles International, Inc.
233 South Wacker Drive
Suite 4200
Chicago, Illinois 60676
Attention: K.J. Ashley

Ladies/Gentlemen:

     BANK OF AMERICA, N.A. (the "Lender") is pleased to confirm that the Lender may, in its sole and absolute discretion, make loans to HEIDRICK & STRUGGLES INTERNATIONAL, INC. (the "Borrower") from time to time, on the following terms and conditions:

1.   LINE OF CREDIT AMOUNT AND TERMS

     1.1 Line of Credit Amount. The Borrower may borrow, repay and reborrow from the Lender to and including February 24, 2004 (the "Termination Date"), unless sooner notified by the Lender of the termination of this line of credit, such amounts (the "Advances") as the Borrower may from time to time request, but not exceeding the amount of $5,000,000 (or such reduced amount as may be fixed by the Lender by written notice to the Borrower) in the aggregate at any one time outstanding.

     1.2 Note Evidencing Advances. The Advances will be evidenced by the Borrower's promissory note (the "Note") in the form set forth as Exhibit A and will be payable on the earlier of the Termination Date or demand. The Lender will record all Advances made pursuant to this Agreement and all payments of principal in its records, or at its option, on the schedule attached to the Note, which records will be rebuttable presumptive evidence of the subject matter thereof.

     1.3 Election to Make Advances. The Borrower agrees that its compliance with and its performance of the provisions of this Agreement do not obligate the Lender to make any Advances and that the Lender will make any Advance in its sole and absolute discretion.

     1.4  Interest Rate.

          (a) Prime Rate. Unless the Borrower elects an optional interest rate as described below, the interest rate is a per annum rate equal to the Lender's Prime Rate defined below.

               The "Prime Rate" is the rate of interest publicly announced from time to time by the Lender as its Prime Rate (the "Index"). The Prime Rate is set by the Lender based on various factors, including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Lender may price loans to its customers at, above or below the Prime Rate. Any change in the Prime Rate will take effect at the opening of business on the day specified in the public announcement of a change in the Lender's Prime Rate. The Index is not necessarily the lowest rate charged by the Lender on its loans and is set by the Lender in its sole discretion. If the Index becomes unavailable during the term of this

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Heidrick & Struggles International, Inc.
February 24, 2003
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          loan, the Lender may designate a substitute index after notifying the
          Borrower. The Lender will tell the Borrower the current Index rate upon the Borrower's request.

          (b) Optional Interest Rates. Instead of the interest rate based on the Prime Rate, the Borrower may elect the optional LIBOR rate described in
     Section 1.4(c) for the Advances. The optional rate(s) shall be subject to the terms and conditions described in this Agreement. Any principal amount bearing interest at an optional rate under this Agreement is referred to as a "Portion". At the end of any interest period, the interest rate will revert to the rate based on the Prime Rate, unless the Borrower has designated another optional interest rate for the Portion.

          (c) LIBOR Rate. The Borrower may elect to have all or Portions of the principal balance bear interest at a rate per year equal to the LIBOR Rate plus three-quarters (0.75) percentage points. Designation of a LIBOR Rate Portion is subject to the following requirements:

               (i) The interest period during which the LIBOR Rate will be in effect will be one, two or three months. The first day of the interest period must be a day other than a Saturday or a Sunday on which the Lender is open for business in New York and London and dealing in offshore dollars (a "LIBOR Banking Day"). The last day of the interest period and the actual number of days during the interest period will be determined by the Lender using the practices of the London inter-bank market.

               (ii) Each LIBOR Rate Portion will be for an amount not less than $500,000. No more than eight separate LIBOR Rate Portions may be outstanding at any time.

               (iii) "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Lender as of the first day of the interest period):

                   LIBOR Rate =         London Inter-Bank Offered Rate
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                                        (1.00 - Reserve Percentage)

               Where,

                     (1) "London Inter-Bank Offered Rate" means the average per annum interest rate at which U.S. dollar deposits would be offered for the applicable interest period by major banks in the London inter-bank market, as shown on the Telerate Page 3750 (or any successor page) at approximately 11:00 a.m. London time two
               (2) London Banking Days before the commencement of the interest period. If such rate does not appear on the Telerate Page 3750 (or any successor page), the rate for that interest period will be determined by such alternate method as reasonably selected by Lender. A "London Banking Day" is a day on which Lender's London Banking Center is open for business and dealing in offshore dollars.

                     (2) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

               (iv) The Borrower shall irrevocably request a LIBOR Rate Portion no later than 10:00 a.m. Chicago time on the LIBOR Banking Day preceding the day on which the London Inter-Bank Offered Rate will be set, as specified above. For example, if there are no intervening

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Heidrick & Struggles International, Inc.
February 24, 2003
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          holidays or weekend days in any of the relevant locations, the request must be made at least three days before the LIBOR Rate takes effect.

               (v) The Borrower may not elect a LIBOR Rate with respect to any principal which is scheduled to be repaid before the last day of the applicable interest period.

               (vi) Each prepayment of a LIBOR Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

                     (1) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

                     (2) the interest which would have been recoverable by the Lender by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Lender, for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).

               (vii) The Lender will have no obligation to accept an election for a LIBOR Rate Portion if any of the following described events has occurred and is continuing:

                     (1) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate Portion are not available in the London inter-bank market; or

                     (2) the LIBOR Rate does not accurately reflect the cost of a LIBOR Rate Portion.

          (d) Interest Calculation. Except as otherwise stated in this Agreement, all interest will be computed on the basis of a 360-day year and the actual number of days elapsed.

          (e) Default Rate. Commencing 48 hours after demand, the unpaid principal balance of the Note will bear interest at a rate per annum which is 4% percent higher than the rate of interest otherwise provided under this Agreement.

     1.5  Repayment Terms.

          (a) Interest. Interest accruing prior to demand on a Prime Rate Portion will be payable monthly on the first day of each month and at the time of demand, beginning with the first such date to occur after the initial Advance. Interest accruing prior to demand on an optional rate Portion will be paid on the last day of each interest period, and, if the interest period is longer than 3 months then on the day which is 3 months after the first day of the interest period, and thereafter each 3 months during the interest period. Interest accruing after demand will be payable on demand.

          (b) Principal. If demand for payment is not sooner made, the Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this Agreement no later than the Termination Date; provided, however, that any amount bearing interest at an optional interest rate may be repaid at the end of the applicable interest period, which shall be no later than the Termination Date.

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February 24, 2003
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2.   DISBURSEMENTS, PAYMENTS AND COSTS

     2.1 Requests for Advances. Each request for an Advance will be made in writing in a manner acceptable to the Lender, or by another means acceptable to the Lender.

     2.2 Disbursements and Payments. Each Advance made by the Lender in its sole and absolute discretion and each payment by the Borrower will be made in immediately available funds.

     2.3  Telephone and Telefax Authorization.

          (a) The Lender may honor telephone or telefax instructions for advances or repayments or the designation of optional interest rates given or purported to be given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

          (b) The Borrower will indemnify and hold the Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions the Lender reasonably believes are made by any individual authorized by the Borrower to give such instructions. This paragraph will survive this Agreement's termination, and will benefit the Lender and its officers, employees, and agents.

     2.4  Direct Debit.

          (a) The Lender agrees to notify the Borrower of principal and interest due and upon notification and approval by the Borrower, with such approval not to be unreasonably withheld or delayed, the Borrower agrees that interest and principal payments will be deducted automatically on the due date from the Borrower's checking account number 8666108573, or such other of the Borrower's accounts with the Lender as designated in writing by the Borrower.

          (b) The Borrower will maintain sufficient funds in the account on the dates the Lender enters debits authorized by this Agreement. If there are insufficient funds in the account on the date the Lender enters any debit authorized by this Agreement, the debit will be reversed.

     2.5 Banking Days. Unless otherwise provided in this Agreement, a "Banking Day" is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Lender's lending office is located. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to the credit on the next Banking Day.

     2.6 Additional Costs. The Borrower will pay the Lender, on demand, for the Lender's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the Advances in a manner determined by the Lender, using any reasonable method. The costs include the following:

          (a)  any reserve or deposit requirements; and

          (b) any capital requirements relating to the Lender's assets and commitments for credit.

     2.7 Taxes. The Borrower will not deduct any taxes from any payments it makes to the Lender. If any government authority imposes any taxes on any payments made by the Borrower, the Borrower will pay the taxes and will also pay to the Lender, at the time interest is paid, any additional amount which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such taxes had not been imposed. Upon request by the Lender, the Borrower will confirm that it has paid the taxes by giving the Lender official tax receipts

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February 24, 2003
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(or notarized copies) within 30 days after the due date. The Borrower will not pay the Lender's net income taxes or any taxes based upon the Lender's revenues.

3. CONDITIONS. Prior to requesting the initial Advance, the Borrower will furnish the Lender with each of the following documents, each duly executed and dated as of the date of the Borrower's acceptance of this Agreement:

     3.1  Note. The Note payable to the order of the Lender.

     3.2 Authorizations. Evidence that the execution, delivery and performance by the Borrower of this Agreement and the Note have been duly authorized.

     3.3 Good Standing. Certificate of good standing for the Borrower from its state of incorporation.

     3.4  Other Items. Any other items that the Lender reasonably requires.

4.   ENFORCING THIS AGREEMENT; MISCELLANEOUS.

     4.1 Illinois Law. THIS AGREEMENT IS GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     4.2 Successors and Assigns. This Agreement is binding on the Borrower's and the Lender's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Lender's prior written consent.

     4.3 Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced.

     4.4 Expenses. The Borrower agrees to reimburse the Lender upon demand, whether or not any Advance is made under this Agreement, for all expenses and reasonable attorneys' fees, including any allocated costs of in-house counsel, incurred by the Lender in (a) the preparation, negotiation and execution of this Agreement, the Note and all other documents delivered in connection with this Agreement; (b) enforcing the Borrower's obligations under this Agreement, the Note or any other document delivered in connection with this Agreement; and (c) participating in any proceeding (whether instituted by the Lender, the Borrower or any other person and whether in bankruptcy or otherwise) or responding to any claim in any way relating to this Agreement, the Note or any document delivered in connection with this Agreement. The Borrower further agrees to pay, and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Note, which obligations will survive any termination of this Agreement.

     4.5 One Agreement. This Agreement and any related other agreements required by this Agreement, collectively:

          (a) represent the sum of the understandings and agreements between the Lender and the Borrower concerning this credit; and

          (b) replace any prior oral or written agreements between the Lender and the Borrower concerning this credit; and

          (c) are intended by the Lender and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

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In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

     4.6 Notices. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid or by overnight courier, to the addresses set forth above, or to such other addresses as the Lender and the Borrower may specify from time to time in writing. Notices sent by first class mail shall be deemed delivered on the earlier of actual receipt or the fourth Banking Day after deposited in the U.S. mail.

     4.7 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

     4.8 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

     4.9 Consent to Jurisdiction. To induce the Lender to accept this Agreement, the Borrower irrevocably agrees that subject to the Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF, FROM OR RELATED TO THIS AGREEMENT OR THE NOTE WILL BE LITIGATED IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS STATED ABOVE AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

     4.10 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER FURTHER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

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     If the foregoing is acceptable, please indicate the Borrower's agreement by signing a copy of this Agreement where indicated below.

                                                   Very truly yours,

                                                   BANK OF AMERICA, N.A

                                                   By: /s/ CRAIG W. McGUIRE
                                                       -------------------------
                                                   Title: CRAIG W. McGUIRE
                                                          ----------------------
                                                          VICE PRESIDENT
The foregoing is agreed to this
24th day of FEBRUARY,2003 KJA

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

By:    /s/ Kenneth J. Ashley
    ------------------------------------
Title: TREASURER
       ---------------------------------

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STATE OF    IL            )
                          }
COUNTRY OF  COOK          )

     Subscribed sworn to and acknowledged before me this 24th day of February, 2003 by Kenneth J. Ashley, as Treasurer of Heidrick & Struggles International, Inc, who personally appeared before me.

     Witness my hand and official seal.

My commission expires:   1/6/06                    /s/ Zaida Torres
                                                   -----------------------------
                                                   Notary Public

                                                     [SEAL OF ZAIDA TORRES]